Exhibit 99.1

Dr. H. Frank Gibbard Appointed Altair President and Chief Executive Officer; Stephen B. Huang Appointed Vice President and Chief Financial Officer

Board of Directors Position Company for Global Growth

RENO, Nev. – Sept. 21, 2011 – Altair Nanotechnologies Inc., (“Altair”, NASDAQ: ALTI) today announced that Dr. H. Frank Gibbard had been appointed President and Chief Executive Officer replacing Terry Copeland, and that Stephen B. Huang had been appointed Vice President and Chief Financial Officer, replacing John Fallini.  Both Gibbard and Huang were appointed at a special Board of Directors meeting on Sept. 17, 2011, assuming their new positions effective Sept. 18, 2011.

The Board of Directors expressed their appreciation to Terry Copeland and John Fallini for their significant contributions to Altair.

Gibbard has more than 30 years of experience in battery and fuel cell businesses, having served as Vice President, Research, Development and Advanced Engineering at Duracell and as CEO of the fuel cell company H Power Corp. At H Power he led a $104 million IPO that resulted in a NASDAQ listing in 2000. He holds a Ph.D. in physical chemistry from the Massachusetts Institute of Technology and is a frequent speaker at technical and business conferences on electrochemical energy storage.

Huang is a seasoned financial executive with 18 years of experience with U.S. companies, ranging from controller to CFO. He is fluent in Mandarin Chinese and experienced in the financial management of joint U.S.-Chinese companies. His experience in setting up and managing operations in China is particularly valuable for Altair’s expansion in global markets.

Leveraging the capabilities of Altair in the United States and now in China is critical to profitably growing the business,” said Yincang Wei, Altair  Chairman of the Board. “We believe Dr. Gibbard and Stephen Huang bring the right skill sets to achieve the objectives set forth by the board,” added Wei.

“Altair is well positioned to grow its business given its unique nano lithium-titanate technology and market position in the rapidly growing electric grid, industrial, and transportation markets,” said Frank Gibbard, President and CEO. “I am excited to join Altair at this critical time, and am confident we will successfully grow the business globally,” Gibbard said.

Also, Terry Copeland resigned from the Altair Board of Directors. Separately, Pierre Lortie, a member of the Altair Board of Directors resigned.

About Altair

Headquartered in Reno, Nev. with manufacturing in Anderson, Ind., Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Altairnano's lithium-titanate based battery systems are among the highest performing and most scalable, with applications that include complete energy storage systems for use in providing frequency regulation and renewables integration for the electric grid, and battery modules and systems for transportation and industrial applications. For more information please visit Altair at www.altairnano.com.

Forward-Looking Statement

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altair’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks include the risk that Altair will be unable to expand sales of its products as a result of the early stage of the market, concerns regarding Altair’s products, as a result of general economic conditions, as a result of political or regulatory concerns or for other reasons and the risk that Altair will be unable to execute its Chinese expansion plan or that it will not achieve expected economies of products or sales in the Chinese market. In addition, other risks are identified in Altair's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altair expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altair expectations or results or any change in events.

MEDIA CONTACTS:

Altair

Erin Witt
Marketing Consultant
317-509-5968
ewitt@altairnano.com

Investors:

Casey Stegman
Stonegate Securities, Inc.
(214) 987-4121
casey@stonegateinc.com